Exhibit 99.1

For more information:

Michael O’Neill

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES THIRD QUARTER 2010 REVENUE

AND FINANCIAL RESULTS

•	Revenue of $44.8 million; 49% growth over 3Q 2009; Pro Forma Revenue Growth of 2% over 3Q 2009 and 2.3% Growth on a Constant-Currency Basis

•	Adjusted EBITDA of $5.3 million; 11.9% growth over 3Q 2009

•	Non-GAAP Net Earnings of $0.7 million; or $0.01 per share

CARLSBAD, Calif., November 8, 2010 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fiscal quarter ended September 30, 2010.

Third Quarter 2010 Performance Highlights

•	Achieved US revenues of $30.0 million, representing 15.2% year-over-year growth on a GAAP basis, and 3.4% year-over-year growth on a pro forma basis.

•	Launched PureGenTM, the Company’s Osteoprogenitor Cell Allograft with the first case completed in September.

•

Established Biologics Division at Alphatec Spine, with the addition of Edward Ross, Vice President and General Manager, Biologics as well as dedicated sales specialists to drive biologics product adoption and work with customers as biologics experts.

•	Strengthened US sales network with the addition of several independent distribution agents and direct representatives in key strategic markets.

•

OsseoFixTM, the Company’s proprietary device for treating vertebral compression fractures and restoration of vertebral height, has been used in over 1,600 patients in Europe through 3Q 2010, representing continued acceleration in product adoption.

•	OsseoScrewTM, the Company’s proprietary expandable pedicle screw system, has been used in over 100 patients in Europe through 3Q 2010.

•	HelifixTM Interspinous Spacer System, a proprietary minimally invasive non-fusion solution for lumbar spinal stenosis, was launched in Europe with the first cases completed in Switzerland and Germany.

•	SolusTM ALIF System, a zero-profile, single-action locking implant that is used in anterior lumbar interbody fusion (ALIF) procedures, was launched in Europe with the first cases completed in Germany.

•	The Company resubmitted the Solus 510(k) application with a revised indication in the third quarter 2010.

Dirk Kuyper, the Company’s President and Chief Executive Officer, stated “I am proud of the focus of the Alphatec Spine team and our ability to achieve continued revenue growth through execution and key product launches despite the challenges currently facing the spine market”. Mr. Kuyper continued, “2010 has been a transformative year for the Company and in the third quarter we saw a stabilization of our business internationally and a stabilization of pricing here in the US. The Scient’x integration is progressing, and with the launch of PureGen and most of our key technologies in Europe we are well positioned as we enter 2011 to drive towards our goal of being the leading global pure-play spine company. We have the team, the products and the strategic plan to achieve long-term revenue growth and enhanced profitability.”

Third Quarter 2010 Financial Review

Consolidated revenues for the third quarter 2010 were $44.8 million, an increase of $14.7 million, or 49.0%, from the $30.1 million reported for the third quarter 2009. US revenues for the third quarter 2010 were $30.0 million, an increase of 15.2% from the $26.1 million reported for the third quarter 2009.

Gross profit for the third quarter 2010 was $28.9 million, an increase of $8.8 million, or 44.1% over the third quarter 2009 gross profit of $20.1 million. The third quarter 2010 gross margin of 64.5% was below the third quarter 2009 gross margin of 66.7%, primarily due to geographic sales mix associated with our increased international business. The third quarter gross margin of 64.5% was higher than the second quarter 2010 gross margin of 63.5%, reflecting increased manufacturing efficiencies and reduced royalty burden.

Total operating expenses for the third quarter 2010 were $32.4 million, which included $2.4 million of in-process research and development expenses, $5.2 million in operating expenses associated with the addition of the Company’s acquired international operations and $0.7 million of restructuring expenses. Total operating expenses for the third quarter 2009 were $20.9 million and included $1.2 million in acquisition-related expenses.

Adjusted EBITDA was $5.3 million for the third quarter 2010, an increase of $0.6 million compared to adjusted EBITDA of $4.7 million reported for the third quarter 2009. Adjusted EBITDA for the third quarter 2009 included $1.2 million of Scient’x acquisition-related expenses previously recorded in general and administrative expenses.

Net loss for the third quarter 2010 was $3.8 million, or ($0.04) per share (basic and diluted), compared with a net loss of $1.3 million, or ($0.02) per share (basic and diluted) for the third quarter 2009.

Non-GAAP EPS for the third quarter 2010 was $0.01 per share compared to $0.00 per share reported in the third quarter 2009. Non-GAAP EPS excludes the impact of in-process research and development expenses, Scient’x acquisition-related expenses and restructuring expenses.

Cash and cash equivalents were $28.9 million at September 30, 2010. In October 2010, the Company amended and restated its loan agreement with Silicon Valley Bank, and the agreement provides for a $32 million working capital revolving line of credit. The loan agreement provides a significant reduction in debt service and terminates the principal payments that existed in the prior credit facility. The proceeds from the new loan agreement will primarily be used to pay off the Company’s existing credit facility with Silicon Valley Bank and Oxford Finance Corporation.

Updated Full Year 2010 Financial Guidance

Due to continuing uncertainty in the US spine market as it relates to procedure volumes, in addition to international debt and solvency issues impacting government-funded health systems, the Company is adjusting its full-year 2010 guidance as follows:

•	GAAP annual revenues of $170 million to $172 million; a reduction from the $177 million to $182 million previously announced

•	Pro forma annual revenues of $181 million to $183 million; a reduction from the $188 million to $193 million previously announced

•	Adjusted EBITDA of $19 million to $20 million; a reduction from the $21 million to $24 million previously announced

The revised annual pro forma revenue guidance reflects annual growth of 6% to 7% over pro forma 2009 revenues of $170.8 million.

Conference Call

Alphatec Spine will host a conference call today at 2:00 p.m. PT / 5:00 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. A live webcast of the conference call will be available online on the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its US operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x SA, via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia and Australia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through Scient’x’s distributors in China, Korea and Australia.

Also visit the Aging Spine Center, www.agingspinecenter.com, a web-based information portal for healthcare providers and patients regarding aging spine disorders and their treatment. Alphatec Spine is working with the National Osteoporosis Foundation as well as other clinical portals that provide peer-reviewed content, to populate the Aging Spine Center. The interactive website enables patients to review pertinent information about all the key disorders that affect the aging spine in an easy-to-understand format that includes videos, graphics and questions that should be asked of caregivers. Medical information includes published abstracts regarding the aging spine.

Non-GAAP Information for non-GAAP earnings and Adjusted EBITDA

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, acquisition-related expenses, restructuring expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expense, and other income or expense items, such as in-process research and development expense and acquisition-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds non-GAAP-based earnings or loss and adjusted EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. The Company believes that non-GAAP earnings and adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec Spine’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its product pipeline. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2010 revenue, adjusted EBITDA, and earnings projections, the ability to successfully integrate Scient’x and Alphatec, the US and global growth rate of the spine market overall and the growth rate related to aging and elderly patients, the impact of macroeconomic conditions on the spine market both inside the US and outside of the US, the negative impact of pricing reductions in the spine market, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Alphatec Spine’s new products and the products in its development pipeline including PureGen, HeleFix, OsseoFix, OsseoScrew, and Solus, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its business in the United States, Asia, Europe, the Middle East and Africa and Latin America continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, price erosion, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s or a third party’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

# # #

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	September 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$28,854	$10,085
Accounts receivable, net	43,151	24,766
Inventories, net	53,552	29,515
Prepaid expenses and other current assets	5,851	3,128
Deferred income tax assets	1,817	128

Total current assets	133,225	67,622

Property and equipment, net	39,415	30,356
Goodwill	172,318	60,113
Intangibles, net	42,354	2,296
Other assets	3,081	1,501

Total assets	$390,393	$161,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$19,272	$12,781
Accrued expenses	24,580	16,439
Deferred revenue	2,984	2,135
Other current liabilities	1,033	—
Current portion of long-term debt	10,147	6,724

Total current liabilities	58,016	38,079

Total long term liabilities	39,191	25,377
Redeemable preferred stock	23,603	23,603
Stockholders’ equity - Alphatec	269,043	74,829
Non-controlling interest	540	—

Total liabilities and stockholders’ equity	$390,393	$161,888

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues	$44,846	$30,103	$125,592	$87,358
Cost of revenues	15,546	10,028	43,516	28,311
Amortization of acquired intangible assets	373	—	742	—

Total cost of revenues	15,919	10,028	44,258	28,311

Gross profit	28,927	20,075	81,334	59,047

Operating expenses:
Research and development	3,751	3,630	12,347	9,933
In-process research and development	2,425	50	2,967	5,833
Sales and marketing	17,052	12,088	47,571	36,618
General and administrative	7,933	3,895	21,500	15,216
Amortization of acquired intangible assets	533	—	1,002	—
Transaction related expenses	6	1,240	3,651	1,240
Restructuring expenses	702	—	2,389	—

Total operating expenses	32,402	20,903	91,427	68,840

Operating loss	(3,475)	(828)	(10,093)	(9,793)
Interest and other income (expense), net	(1,085)	(630)	(2,363)	(2,508)

Loss from continuing operations before taxes	(4,560)	(1,458)	(12,456)	(12,301)
Income tax benefit	(770)	(94)	(899)	(68)

Loss from continuing operations	(3,790)	(1,364)	(11,557)	(12,233)
Income from discontinued operations, net of tax	—	81	78	264

Net loss	$(3,790)	$(1,283)	$(11,479)	$(11,969)

Net loss attributable to non-controlling interest	$—	$—	$—	$—

Net loss attributable to Alphatec	$(3,790)	$(1,283)	$(11,479)	$(11,969)

Net income (loss) per common share:
Basic and diluted net loss from continuing operations	$(0.04)	$(0.02)	$(0.15)	$(0.25)
Basic and diluted net income from discontinued operations	—	0.00	0.00	0.00

Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.15)	$(0.25)

Weighted-average shares - basic and diluted	86,990	51,516	75,394	48,411

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating loss, as reported	$(3,475)	$(828)	$(10,093)	$(9,793)
Add back:
Depreciation	3,586	2,292	9,462	6,234
Amortization of intangibles	122	854	1,245	2,410
Amortization of acquired intangibles	906	—	1,744	—

Total EBITDA	1,139	2,318	2,358	(1,149)

Add back significant items:
Stock-based compensation	573	1,098	2,326	2,563
In-process research and development	2,425	50	2,967	5,833
Acquisition-related inventory step-up	419	—	832	—
Transaction related expenses	6	1,240	3,651	1,240
Restructuring expenses	702	—	2,389	—

EBITDA, as adjusted for significant items	$5,264	$4,706	$14,523	$8,487

Net loss, as reported	$(3,790)	$(1,283)	$(11,479)	$(11,969)
Add back:
In-process research and development	2,425	50	2,967	5,833
Acquisition-related inventory step-up	419	—	832	—
Amortization of acquired intangibles	906	—	1,744	—
Transaction related expenses	6	1,240	3,651	1,240
Restructuring expenses	702	—	2,389	—

Net loss, as adjusted for significant items	$668	$7	$104	$(4,896)

Net loss per common share - basic and diluted	$(0.04)	$(0.02)	$(0.15)	$(0.25)
Add back:
In-process research and development	0.03	0.00	0.04	0.12
Acquisition-related inventory step-up	0.00	—	0.01	—
Amortization of acquired intangibles	0.01	—	0.02	—
Transaction related expenses	0.00	0.02	0.05	0.03
Restructuring expenses	0.01	—	0.03	—

Net loss per common share - basic and diluted, as adjusted for significant items	$0.01	$0.00	$0.00	$(0.10)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except gross profit margin percentages - unaudited)

	Three Months Ended September 30,			Impact from Foreign Currency
	2010	2009	% Change
Revenues by geographic segment
U.S.	$30,010	$26,052	15.2%	0.0%
Europe	5,770	1,036	456.9%	-4.4%
Asia	6,020	3,015	99.7%	4.7%
Rest of world	3,046	—	100.0%	-4.4%

Total revenues	$44,846	$30,103	49.0%	-0.3%

Gross profit by geographic segment
U.S.	$23,346	$17,937
Europe	1,595	412
Asia	3,143	1,726
Rest of world	843	—

Total gross profit	$28,927	$20,075

Gross profit margin by geographic segment
U.S.	77.8%	68.9%
Europe	27.6%	39.8%
Asia	52.2%	57.2%
Rest of world	27.7%	0.0%

Total gross profit margin	64.5%	66.7%

	Nine Months Ended September 30,			Impact from Foreign Currency
	2010	2009	% Change
Revenues by geographic segment
U.S.	$87,763	$76,243	15.1%	0.0%
Europe	18,543	2,415	667.8%	-5.4%
Asia	14,265	8,700	64.0%	1.2%
Rest of world	5,021	—	100.0%	-5.4%

Total revenues	$125,592	$87,358	43.8%	-0.9%

Gross profit by geographic segment
U.S.	$64,145	$53,100
Europe	7,279	965
Asia	7,905	4,982
Rest of world	2,005	—

Total gross profit	$81,334	$59,047

Gross profit margin by geographic segment
U.S.	73.1%	69.6%
Europe	39.3%	40.0%
Asia	55.4%	57.3%
Rest of world	39.9%	0.0%

Total gross profit margin	64.8%	67.6%

Footnotes:

1)	IMC operating results have been removed from Asia revenues and gross profit for 2010 and 2009 periods presented.
2)	The impact from foreign currency represents the percentage change in 2010 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands - unaudited)

	Three Months Ended		% Change
	September 30,			Constant
	2010	2009	Reported	Currency
Pro Forma Revenues by geographic segment
U.S.	$30,010	$29,034	3.4%	3.4%
Europe	5,770	6,813	-15.3%	-11.4%
Asia	6,020	4,856	24.0%	18.4%
Rest of world	3,046	3,246	-6.2%	-1.8%

Total revenues	$44,846	$43,949	2.0%	2.3%

	Nine Months Ended		% Change
	September 30,			Constant
	2010	2009	Reported	Currency
Pro Forma Revenues by geographic segment
U.S.	$90,738	$84,607	7.2%	7.2%
Europe	23,398	17,520	33.6%	39.6%
Asia	15,924	13,670	16.5%	15.3%
Rest of world	6,867	8,417	-18.4%	-15.0%

Total revenues	$136,927	$124,214	10.2%	11.2%

Footnotes:

1)	IMC operating results have been removed from Asia pro forma revenues for 2010 and 2009 periods presented.
2)	Pro Forma revenues for all periods presented include the results of Scient’x as if the Scient’x acquisition had occurred on January 1, 2009.
3)	% Change - Constant Currency represents the change in 2010 pro forma revenue had the 2010 foreign exchange rates remained constant with 2009 foreign exchange rates.